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                                                                 EXHIBIT 23.3

RISI
R e s o u r c e  I n f o r m a t i o n  S y s t e m s, I n c .





Medite Corporation
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240

Attn.: Michael A. Snetzer

         Resource Information Systems, Inc. does hereby consent to the references to the information published by us and to our name, all of which appear under the caption "Business" in the Registration Statement on Form S-1 to be filed by Medite Corporation with the Securities and Exchange Commission.

                                              Resource Information Systems, Inc.


                                              By: /s/ BERNARD E. FULLER
                                                 ___________________________
                                                      Bernard E. Fuller
                                                        Vice President

Bedford, Massachusetts
February 28, 1995





110 Great Road, Bedford, MA 01730 USA      Tel 617-271-0030         Fax
617-271-0337